Exhibit 5.1

OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

September 13, 2024

Insight Acquisition Corp.

333 East 91st Street

New York, NY 10128

Re:	Insight Acquisition Corp.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Insight Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4, initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 28, 2023 (File No. 333-276291), as subsequently amended, under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, including the proxy statement/prospectus contained therein, as amended and supplemented is referred to herein as the “Registration Statement.”

The Registration Statement relates to, among other things, (a) the proposed merger of IAC Merger Sub Inc., a Florida corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), with Alpha Modus surviving as a wholly owned subsidiary of the Company (the “Merger”), pursuant to the terms of that certain Business Combination Agreement, dated as of October 13, 2023, as amended on June 21, 2024 (the “Business Combination Agreement”), by and between the Company, Merger Sub and Alpha Modus; and (b) the registration of shares of Class A common stock, par value $0.0001 per share, of the Company (“Insight Common Stock”), that may become issuable by the Company upon the consummation of the Merger and the transactions contemplated by the Business Combination Agreement (the “Closing”).

The shares of Insight Common Stock to which the Registration Statement relates (the “Registered Shares”) consist of: (a) 6,145,000 shares of Insight Common Stock to be issued by the Company pursuant to the Business Combination Agreement to the holders of shares of common stock of Alpha Modus that are issued and outstanding immediately prior to the “Effective Time” (as defined in the Business Combination Agreement); and (b) up to 2,200,000 shares of Insight Common Stock issuable by the Company, upon the satisfaction of certain conditions set forth in the Business Combination Agreement, to the holders of shares of common stock of Alpha Modus that are issued and outstanding immediately prior to the Effective Time.

Assumptions

In rendering the opinion expressed below, we have assumed, with your permission and without independent verification or investigation:

1. That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals;

2. Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

We have examined the following documents in connection with this matter:

1. The Company’s Certificate of Incorporation, as amended and restated;

2. The Company’s Bylaws;

3. The Registration Statement; and

4. Unanimous Consents of the Company’s Board of Directors.

We have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary. Defined terms used herein that are not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In rendering the opinions stated herein, we have also assumed that (a) prior to effecting the Merger and the issuance of the Registered Shares, (i) the Registration Statement will have become effective under the Securities Act, (ii) the requisite stockholders of the Company will have duly approved the Merger and the issuance of the Registered Shares in accordance with the General Corporation Law of the State of Delaware, (iii) the conditions to consummating the Merger and the other transactions contemplated by the Business Combination Agreement will have been satisfied or duly waived; (iv) the Amended and Restated Charter (as defined in the Registration Statement) and Articles of Merger, each in draft forms submitted for our review, will be duly authorized and executed and thereafter be duly filed with the States of Delaware and Florida, respectively, in accordance with Delaware and Florida law, respectively, and that the Company will pay any fees and other charges required to be paid in connection with such filings; and (v) the Merger and the other transactions contemplated by the Business Combination Agreement will have been consummated in accordance with the terms and conditions of the Business Combination Agreement; (b) other than the Company’s charter documents as currently in effect, no other certificate or document has been, or prior to the filing of the above-described Amended and Restated Charter and Articles of Merger, will be, filed by or in respect of the Company and the Merger Sub with the States of Delaware and Florida; (c) all Registered Shares will be issued and delivered in the manner specified in the Registration Statement; (d) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent; and (e) the issuance of the Registered Shares will be properly recorded in the books and records of the Company.

Conclusions

Based solely upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Registered Shares to be issued by the Company pursuant to the Business Combination Agreement, when issued, exchanged, and delivered pursuant to and in accordance with the terms and conditions of the Business Combination Agreement against the receipt of the requisite consideration therefor as provided for in the Business Combination Agreement and as described in the Registration Statement, will be validly issued, fully paid, and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in the facts or laws upon which this opinion are based come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm in the Prospectus in the Registration Statement under the caption “Legal Matters.” In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including Item 509 of Regulation S-K.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC

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